Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PACCAR Inc of our reports dated February 14, 2008, with respect to the consolidated financial statements of PACCAR Inc, and the effectiveness of internal control over financial reporting of PACCAR Inc included in the 2007 Annual Report to Shareholders of PACCAR Inc.

We also consent to the incorporation by reference in the following Registration Statements:

A.     the Registration Statement (Form S-8 No. 33-47763) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

B.       the Registration Statement (Form S-8 No. 333-39161) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

C.       the Registration Statement (Form S-8 No. 333-103706) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

D.      the Registration Statement (Form S-8 No. 333-36712) pertaining to the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors

E.        the Registration Statement (Form S-8 No. 333-120238) pertaining to the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors

F.        the Registration Statement (Form S-8 No. 333-52230) pertaining to the PACCAR Inc Savings Investment Plan

G.       the Registration Statement (Form S-8 No. 333-139544) pertaining to the PACCAR Inc Savings Investment Plan of our reports dated February 14, 2008, with respect to the consolidated financial statements of PACCAR Inc, and the effectiveness of internal control over financial reporting of PACCAR Inc incorporated herein by reference in this Annual Report (Form 10-K) of PACCAR Inc.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Seattle, Washington

February 22, 2008